Exhibit 99.1

FOR IMMEDIATE RELEASE

Optelecom-NKF Reports Strong Fourth Quarter 2007 Results

GERMANTOWN, MD/February 25, 2008/PRNewswire-FirstCall — Optelecom-NKF, Inc. (NASDAQ: OPTC), a leading global producer of advanced IP-video network solutions, today announced results for its fourth quarter and full year ended December 31, 2007.

Revenue for the quarter set an all-time record at $13.0 million, an increase of 20% compared to the same quarter last year. Gross profit increased to $7.6 million, an increase of 10% for the three months ended December 31, 2007.

The Company reported net income of $873 thousand, or $0.24 per diluted share, for its fourth quarter 2007. This compares to net income of $770 thousand, or $0.22 per diluted share, for the fourth quarter of 2006, which included a tax benefit of $288 thousand, or $0.08 per share.

Operating income for the quarter increased to $1.4 million compared to $776 thousand reported for the fourth quarter in 2006. Operating expenses were $6.1 million for the quarter ended December 31, 2007. This compares to an equivalent $6.1 million in the fourth quarter of 2006.

Revenue for the full year ended December 31, 2007 also set a record, increasing 8% to $42.5 million, up from $39.5 million in 2006. Net income for 2007 totaled $1.3 million, or $0.37 per share. This is a decline from 2006 reported net income of $1.6 million, or $0.44 per diluted share. Operating Income for the twelve months ended December 31, 2007 was $2.9 million, which was comparable to the twelve months ended December 31, 2006.

“We met or exceeded our sales targets in the fourth quarter of 2007 with strong customer demand for IP video network solutions,” said Edmund Ludwig, Optelecom-NKF’s President and CEO. “Our strong performance highlights the traction our business model is gaining as we expand our product lineup, leverage our game-changing IP technologies, and maintain a disciplined cost management approach.”

“We anticipate solid first quarter 2008 sales when compared with historical levels,” added Mr. Ludwig. “However, in line with seasonal expectations, first quarter 2008 sales will be less than fourth quarter 2007.”

“Revenue for the fourth quarter of 2007 increased 20% year-over-year with strengthening sales of our IP video network products and solutions,” said Steven Tamburo, Optelecom-NKF’s Chief Financial Officer. “Our results reflect the increasing importance of our transition to IP video network technologies and the opportunity in this growing market.”

“While our revenue includes the benefit of foreign exchange from international sales, we reported new quarterly and full year sales benchmarks,” added Mr. Tamburo. “We also marked our sixth consecutive year of profitability and we plan to continue executing our core strategy of delivering profitable year-over-year organic growth while developing the next generation of products and services end-users want.”

Fourth Quarter Conference Call

Optelecom-NKF President and CEO Edmund Ludwig will lead a conference call to discuss fourth quarter and full year 2007 results at 10:00 a.m. Eastern Time, Tuesday, February 26, 2008.

Interested parties are welcome to call 866-831-6270 (International Dial In: 617-213-8858) shortly before the designated start time and request the “Optelecom-NKF conference call” or provide the participant number 56438325. The telephone conference call will feature a question and answer segment with management. For those parties unable to participate in the live conference call, a replay will be available from noon following the teleconference until March 4, 2008. Those wishing to listen to the replay should call 888-286-8010 (International Dial In: 617-801-6888) and enter passcode 84908224 when prompted.

The call is being web cast and can be accessed at www.earnings.com.

About Optelecom-NKF, Inc.

Optelecom-NKF, Inc., is a global supplier of IP video and fiber transmission equipment, including IP cameras, video servers, network video recorders, video management, and video analytics software. We deliver complete solutions for traffic management and security of airports, seaports, casinos, prisons, utilities, public transport, city centers, hospitals, and corporate campuses.

Founded in 1972, Optelecom-NKF is committed to providing its customers with expert technical advice and support in addition to products that are developed and tested for professional and mission critical applications. Our R&D centers have accumulated extensive knowledge of fiber optic and IP/Ethernet network technologies. This knowledge has enabled Optelecom-NKF to develop a broad range of innovative network products from high-grade fiber optic transmission products to sophisticated IP surveillance solutions. These solutions include powerful software tools to enhance the effectiveness and efficiency of today’s video surveillance applications.

Optelecom-NKF has offices in the US, The Netherlands, Germany, France, Spain, Dubai, the UK, and Singapore, and expertise centers in the US and Europe.

Forward-Looking Statements

The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include, among others: the ability of Optelecom-NKF to successfully operate its global business; the ability of the Company to develop and market network video products and solutions for the traffic monitoring,  transportation security, commercial and industrial and government markets; lack of reliable vendors, service providers, and outside products; unforeseen changes in competing technologies and products; worldwide economic variances; poor or delayed research and development results; and disparities between forecast and realized sales results. Other important factors that could cause actual results to differ materially are included but are not limited to those listed in Optelecom-NKF’s periodic reports and registration statements filed with the Securities and Exchange Commission. Optelecom-NKF does not assume any obligation to update information concerning its expectations.

Investor inquiries should be directed to Mr. Rick Alpert at 301-948-7872.

OPTELECOM-NKF, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED DECEMBER 31

(in thousands, except per share data)

	2007	2006

Revenues	$13,012	$10,836
Cost of goods sold	5,446	3,969
Gross profit	7,566	6,867

Operating expenses:
Selling and marketing	2,560	2,252
Engineering	1,380	1,032
General and administrative	1,974	2,627
Amortization of intangible	202	180
Total operating expenses	6,116	6,091

Income from operations	1,450	776

Other expense	318	294

Income before income taxes	1,132	482
Provision (benefit) for income taxes	259	(288)
Net income	$873	$770

Basic earnings per share	$0.24	$0.22

Diluted earnings per share	$0.24	$0.22

Weighted average common shares outstanding—basic	3,622	3,524

Weighted average common shares outstanding—diluted	3,625	3,560

Net income	$873	$770
Foreign currency translation	1,429	912
Comprehensive income	$2,302	$1,682

OPTELECOM-NKF, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME

FOR THE TWELVE MONTHS ENDED DECEMBER 31,

(in thousands, except per share data)

	2007	2006

Revenues	$42,503	$39,484
Cost of goods sold	17,452	16,051
Gross profit	25,051	23,433

Operating expenses:
Selling and marketing	9,794	8,269
Engineering	5,150	4,606
General and administrative	6,437	7,006
Amortization of intangible assets	765	630
Total operating expenses	22,146	20,511

Income from operations	2,905	2,922

Other expense	1,236	1,187

Income before income taxes	1,669	1,735

Provision for income taxes	388	181
Net income	$1,281	$1,554

Basic earnings per share	$0.37	$0.45

Diluted earnings per share	$0.37	$0.44

Weighted average common shares outstanding—basic	3,497	3,437

Weighted average common shares outstanding—diluted	3,503	3,562

Net income	$1,281	$1,554
Foreign currency translation	2,770	2,388
Comprehensive income	$4,051	$3,942

OPTELECOM-NKF, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2007 AND DECEMBER 31, 2006

(in thousands)

	2007	2006

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,043	$3,571
Accounts and contracts receivable, net of allowance for doubtful accounts of $249 and $625	9,575	9,222
Inventories, net	5,214	5,759
Deferred tax asset—current	778	905
Prepaid expenses and other current assets	816	1,047
Total current assets	21,426	20,504

Property and equipment, at cost less accumulated depreciation of $7,634 and $6,377	2,594	2,488
Deferred tax asset—non-current	2,284	1,284
Intangible assets, net of accumulated amortization of $2,259 and $1,288	8,241	8,124
Goodwill	15,259	13,678
Other Assets	205	196
TOTAL ASSETS	$50,009	$46,274

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$2,623	$3,371
Accrued payroll	2,165	2,105
Commissions payable	198	220
Current portion of capitalized leases	45	71
Bank line of credit	1,000	800
Current portion of notes payable	1,525	1,548
Accrued warranty reserve	418	431
Taxes payable	49	577
Other current liabilities	1,090	1,375
Total current liabilities	9,113	10,498

Notes payable	14,245	14,650
Deferred tax liability	2,150	2,102
Interest Payable	1,210	788
Capitalized leases	—	45
Other liabilities	256	248
TOTAL LIABILITIES	26,974	28,331

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock, $.03 par value—shares authorized, 15,000; issued and outstanding, 3,632 and 3,529 shares as of December 31, 2007 and December 31, 2006, respectively	109	105
Additional paid-in capital	15,534	14,497
Accumulated other comprehensive gain	3,339	570
Treasury stock, 163 shares, at cost	(1,265)	(1,265)
Retained earnings	5,318	4,036
Total stockholders’ equity	23,035	17,943
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$50,009	$46,274